Exhibit 10.1

ACQUISITION AGREEMENT

BY AND AMONG

CANNA CORPORATION

A Colorado corporation

AGRA NUTRACEUTICALS CORPORATION

a Colorado corporation

and

THE MAJORITY SHAREHOLDER OF

AGRA NUTRACEUTICALS CORPORATION

JANUARY 16, 2020

1

ACQUISITION AGREEMENT

This Acquisition Agreement (the “Agreement”) is dated as of this 16th day of January 2020, (the “Effective Date”) by and among on the one hand, CANNA CORPORATION a Colorado corporation, with a business address of 17201 Collins Avenue, Suite 3204, Sunny Isles Beach, Florida 33160, (the “Company” or “CNCC”), and its controlling shareholder, Dror Svorai, an individual, and on the other hand, AGRA NUTRACEUTICALS CORPORATION a Colorado corporation, with a business address of 5830 W. Oakland Park Blvd., Suite 100, Sunrise, Florida 33351, (“AGRA”), and the majority shareholder of AGRA, the SBS Eco Trust, (the “AGRA Shareholder”), who owns seventy-seven, and five tenth percent (77.5%) of the issued and outstanding capital stock of AGRA (the “AGRA Shares”). (CNCC, AGRA, the AGRA Shareholder may be referred to herein individually as a “party” and collectively as the “parties”; and CNCC and AGRA individually as a “Corporation” or collectively, as the “Corporations”.)

RECITALS

WHEREAS, as of the Closing Date (as hereinafter defined in Section 9.1), CNCC desires to acquire AGRA as a majority-owned subsidiary through a share exchange wherein it receives the AGRA Shares from the AGRA Shareholder in return for which the AGRA Shareholder shall receive shares of restricted preferred stock and restricted common stock of CNCC, (collectively, the “CNCC Shares”) as described in Section 1.3, “Share Exchange”; and

WHEREAS, the AGRA Shareholder agrees to the Share Exchange pursuant to the terms and conditions of this Agreement; and

WHEREAS, as a result of the Share Exchange, AGRA shall be acquired by CNCC and become a majority-owned subsidiary of CNCC to operate under its own management.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein to which the parties hereto have agreed, the parties agree as follows:

ARTICLE I

Acquisition

1.1 Acquisition. At Closing (as hereinafter defined in Section 9.1):

a) AGRA NUTRACEUTICALS CORPORATION, a Colorado corporation, shall be acquired by Canna Corporation, a Colorado corporation, by reason of CNCC’s acquiring the AGRA Shares.

b) CNCC and the AGRA Shareholder shall exchange the AGRA Shares for the

2

CNCC Shares in the manner hereinafter set forth in Section 1.3.

c) All third-party shareholders of CNCC will retain their CNCC shares.

1.3 Share Exchange. At Closing (as hereinafter defined in Section 9.1), to execute the Acquisition, the AGRA Shareholder will exchange the AGRA Shares, consisting of Nineteen Million, Four Hundred and Twenty-One, Four Hundred and Forty-Four (19,421,444) shares, par value $.0004, or 77.5% of all the issued and outstanding shares of common stock of AGRA, for Eight Hundred and Three Thousand (803,000) shares of Series A preferred stock, par value $.0001, and One Hundred and Ninety-Seven Million (197,000,000) shares of restricted common stock of CNCC, par value $.0001, (the “CNCC Shares”) as held and titled to Dror Svorai, an individual and controlling shareholder of CNCC who is irrevocably transferring said shares to the AGRA Shareholder. The CNCC Shares will be issued to the AGRA Shareholder within ten (10) business days of the Closing. The CNCC common stock issued to the AGRA Shareholder, 197,000,000, issued shall consequently represent 86.8% of the total issued and outstanding shares of common stock of CNCC, which as of the Effective Date of this Agreement shall be 226,965,896 shares.

1.4 Approval of Shareholders; No Material Changes. Pursuant to applicable statutory provisions, this Acquisition requires the approval of the shareholders of each of CNCC and AGRA. The conditions of the applicable statutes of the State of Colorado have been complied with as follows:

a) The board of directors of each Corporation has recommended to each Corporation’s respective shareholders that the Acquisition be approved by a vote of its shareholders, which vote and approval has been attested thereto by a majority vote of the shareholders of each Corporation, and such Acquisition has been subsequently approved by the majority or unanimous vote of the board of directors of each Corporation.

b) This Agreement does not conflict with or make changes in the Articles of Incorporation or the Bylaws of CNCC.

1.5 Record Date of Acquisition. The record date of the Acquisition shall be the Closing Date.

1.6 Exemption from Registration. The parties hereto intend that all CNCC Shares issued in connection with the Acquisition shall be restricted pursuant to Rule 144, and exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

ARTICLE II

Fundamental Terms and Conditions Post Closing

2.1 Additional Fundamental Terms and Conditions. All provisions stated under “ARTICLE X”, “Covenants Subsequent to the Date of Closing”, are herewith incorporated in

3

this Section as fundamental terms and conditions of the Agreement in addition to those stated in “ARTICLE I” and shall remain obligations of the respective parties hereto, and shall continue post-Closing per Section 12.15, “Survival of Terms and Conditions.”

ARTICLE III

Representations and Warranties of AGRA

AGRA hereby represents and warrants to CNCC that:

3.1 Organization.

a) AGRA is a corporation duly organized, validly existing and in good standing under the laws of Colorado and has all necessary corporate powers to beneficially control and own its properties and to carry on its business as now owned and operated by it, and is duly qualified and registered to do business in the State of Florida, holding all necessary business permits and certifications required under law and regulation to conduct its business, and is in good standing in each of the political geographic locales where its business requires qualification.

b) AGRA’s wholly-owned subsidiary, Norwest, SA, is a corporation duly organized, validly existing and in good standing under the laws of Brazil and has all necessary corporate powers to beneficially control and own its properties and to carry on its business in Brazil as now owned and operated by it, holding all necessary business permits and certifications required under Brazilian law and regulation to conduct its business, and is in good standing in each of the political geographic locales where its business requires qualification.

3.2 Certain Agreements. AGRA is not in default of any contract, agreement, undertaking or arrangement to which it is bound wherein such default could be reasonably expected to have a material adverse effect on the business, assets, existing asset valuations, properties, operations, results of operations, condition (financial or otherwise), or prospects of AGRA which constitute the primary material reason for CNCC’s entry into this Agreement. (Each a “Material Adverse Effect”)

3.3 Capitalization. Prior to Closing, all the issued and outstanding capital of AGRA shall consist of Fifty Million (50,000,000) shares of common stock, par value $.0004, of which Twenty-Five Million, Fifty-Five Thousand, and Five (25,055,005) shares of common stock are issued and outstanding, and Two Million shares of preferred stock, par value $.0004 per share of which Two Million (2,000,000) shares of preferred stock are issued and outstanding. All shares of capital stock issued and outstanding are duly and validly issued, fully paid and non-assessable. There are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities or other agreements or commitments obligating AGRA to issue any additional AGRA Shares at any time.

4

3.4 Subsidiaries/Operating Divisions/Ownership Interests. As of the date of this Agreement, AGRA. has one, wholly-owned subsidiary, Norwest S.A., a Brazilian corporation (the “Subsidiary”). Prior to Closing, AGRA shall have delivered to CNCC documents supporting its ownership interest in the Subsidiary, including, but not limited to, specific documents from the boards of directors verifying said ownership interest and that such ownership interest is free and clear of liens, obligations and all other encumbrances. Failure to comply with the provisions of this paragraph, shall be considered a breach of this Agreement.

3.5 Directors and Executive Officers. The names and titles of the directors and executive officers of AGRA are as follows:

Name	Position
Sacha Alessandro Ceruti	President and CEO, Director
Devin Avery	Treasurer, Director
Esther Bittelman	Secretary, Director
Daniel Rodgers	Director
Syed Rizvi	Director
David Lilly	Director

3.6 Compliance with Laws. To the best of AGRA’s knowledge, both AGRA and its Subsidiary has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations in the countries in which either operates or is registered, including any federal or state, regional or municipal securities laws, except where such non-compliance would not have a material adverse impact upon its business or properties.

3.7 Authority. The Board of Directors of AGRA has authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and AGRA has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of AGRA and is enforceable in accordance with its terms and conditions.

3.8 Ability to Carry Out Obligations. The execution and delivery of this Agreement by AGRA and the performance by AGRA of its obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw, or other agreement or instrument to which AGRA, or its Subsidiary, is a party, or by which either may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of AGRA or its Subsidiary, or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of AGRA or its Subsidiary.

3.9 Undisclosed Liabilities. Except as disclosed to CNCC prior to the Closing of this Agreement, as of the date of Closing, AGRA and its Subsidiary shall have no debts, liabilities, liens or obligations of any nature (whether accrued, absolute, contingent, direct, indirect,

5

unliquidated or otherwise and whether due or to become due) arising out of transactions entered into on, or prior to, the Closing Date, or any transaction, series of transactions, action or inaction occurring on or prior to the Closing Date, or any statement of facts or conditions existing on, or prior to, the Closing Date (regardless of when such liability or obligation is asserted), or as stated in its financial statements submitted to CNCC prior to Closing (the “AGRA Financial Statements”). The AGRA Financial Statements shall present fairly, in all material respects, the financial condition of AGRA and its Subsidiary.

3.10 Tax Returns. Except as disclosed to CNCC prior to the Closing, AGRA and its Subsidiary, within the times and in the manner prescribed by law,has filed or will file all applicable tax returns required by law in the jurisdictions in which either operates and has paid all taxes, assessments and penalties due and payable up to the Closing Date. The provisions for taxes, if any, are accurately reflected in the AGRA Financial Statements and are herein warranted by AGRA to CNCC as adequate.

3.11 Litigation and Complaints.

a) AGRA is not engaged in any litigation or arbitration proceedings, and there are no such proceedings or suits pending or, to the knowledge of AGRA, threatened against or by AGRA. To the best of AGRA's knowledge, there are no matters or circumstances which are likely to give rise to any such litigation or arbitration proceedings by or against AGRA.

b) AGRA is not subject to any investigation, inquiry or enforcement proceedings or processes by any governmental entity, and to the best of AGRA's knowledge, there are no matters or circumstances which are likely to give rise to any such investigation, inquiry, proceedings or process.

3.12 Absence of Changes. As of the Closing Date, there shall not have been any change in financial condition or operations of AGRA which changes would be regarded as materially adverse.

3.13 Indemnification. AGRA agrees to indemnify, defend and hold CNCC harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees asserted by third parties against CNCC which arise out of, or result from (i) any breach by AGRA in performing any of its covenants or agreements under this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by AGRA under this Agreement, (ii) a failure of any representation or warranty in this Article III or (iii) any untrue statement made by AGRA in this Agreement.

3.14 Restricted Securities. AGRA and the AGRA Shareholder acknowledge that all of the CNCC Shares issued by CNCC shall be restricted pursuant to Rule 144 and exempt from the registration requirements of the Securities Act.

6

(a)       The AGRA Shareholder has been advised that the CNCC Shares have not been registered under the Securities Act, or any state securities act in reliance on exemptions therefrom.

(b)       The CNCC Shares are being acquired solely for the AGRA Shareholder’s own account, for investment and are not being acquired with a view to or for the resale, distribution, subdivision or fractionalization thereof, the AGRA Shareholder has no present plans to enter into any such contract, undertaking, agreement or arrangement and the AGRA Shareholder further understands that the CNCC Shares, may only be resold pursuant to a registration statement under the Securities Act, or pursuant to an available exemption from registration;

(c)       The AGRA Shareholder acknowledges, in connection with the exchange of the CNCC Shares, that no representation has been made by representatives of CNCC regarding its business, assets or prospects other than that set forth herein and that each is relying upon the information set forth in the public filings made by CNCC and such other representations and warranties as set forth in this Agreement.

(d)       The AGRA Shareholder acknowledges that it is either an “accredited investor” within the meaning of Regulation D under the Securities Act or has sufficient knowledge and experience in financial matters to be capable of evaluating the merits and risks of exchanging its AGRA Shares for CNCC Shares and it is able to bear the economic risk of the transactions contemplated hereby.

(e)       The AGRA Shareholder agrees that the certificate or certificates representing the CNCC Shares will be inscribed with substantially the following legend:

“The securities represented by this certificate have not been registered under the Securities Act of 1933. The securities have been acquired for investment and may not be sold, transferred assigned in the absence of an effective registration statement for these securities under the Securities Act of 1933 or an opinion of Canna Corporation’s counsel that registration is not required under said Act.”

3.15 Criminal or Civil Acts. For the period of five years prior to the execution of this Agreement, no executive officer, director or principal stockholder of AGRA has been convicted of a felony crime, filed for personal bankruptcy, been the subject of a Commission or NASD/FINRA judgment or decree, or is currently the subject to any investigation in connection with a felony crime or Commission or NASD/FINRA proceeding.

3.16 Full Disclosure. None of the representations and warranties made by AGRA herein, certificate or memorandum furnished or to be furnished by AGRA, or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

3.17 Acceptability of Books and Records. To the best of AGRA’s knowledge and belief, AGRA represents to CNCC that, up to the Closing Date, its book and records, including, but not limited to, its list of shareholders, financial statements and ledger of corporate actions: (i) fairly represent the financial condition and business records of AGRA, (ii) are in compliance with USGAAP.

7

ARTICLE IV

Representations and Warranties of CNCC

CNCC represents and warrants to AGRA that:

4.1 Organization. CNCC is a corporation duly organized, validly existing and in good standing under the laws of Colorado, has all necessary corporate powers to carry on its business, and is duly qualified and registered to do business in the state of its location, Florida, holding all necessary business permits and certifications required under law and regulation to conduct its business, and is in good standing in each of the political geographic locales where its business requires qualification.

4.2 Certain Agreements. Except as disclosed to AGRA prior to Closing, CNCC is not in default of any contract, agreement, undertaking or arrangement to which it is bound wherein such default could be reasonably expected to have a material adverse effect on the business, assets, properties, operations, results of operations, condition (financial or otherwise) or prospects of CNCC (a “Material Adverse Effect”).

4.3 Capitalization. As of the Effective Date of this Agreement, the authorized capital of CNCC shall consist of (i) 350,000,000 shares of common stock, par value per share of $.0001, of which 226,965,896 shares are issued and outstanding, and (ii) 10,000,000 shares of preferred stock, wherein only one class is designated, Series A preferred stock, par value per share of $.0001, of which 1,000,000 shares are designated and 803,000 shares are issued and outstanding. All outstanding capital stock of CNCC as stated in section 1.3 (the “Share Exchange”) is duly and validly issued, fully paid and non-assessable. Except for obligations for the issuance of additional shares of common stock pertaining to this Agreement and as disclosed to AGRA in writing prior to Closing, there are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities, or other agreements or commitments, or obligations of any kind that would require CNCC to issue any shares of its common and/or preferred stock in the future.

4.4 Subsidiaries. As of the Closing Date, CNCC shall not have any subsidiaries.

4.5 Directors and Executive Officers. The name and title of the directors and executive officers of CNCC are as follows:

Name Position

Dror Svorai President, Secretary, Treasurer, sole Director

4.6 Compliance with Laws. To the best of CNCC’s knowledge, CNCC has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations, including federal and state securities laws, except where such non-compliance would not have a material adverse impact upon its business or properties.

8

4.7 Authority. The Board of Directors and shareholders of CNCC has authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and CNCC has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of CNCC and is enforceable in accordance with its terms and conditions.

4.8 Undisclosed Liabilities. Except as disclosed to AGRA prior to the Closing of this Agreement, as of the Closing Date, CNCC shall have no debts, liabilities, liens or obligations of any nature (whether accrued, absolute, contingent, direct, indirect, unliquidated or otherwise and whether due or to become due) arising out of transactions entered into on, or prior to, the Closing Date, or any transaction, series of transactions, action or inaction occurring on, or prior to, the Closing Date, or any state of facts or condition existing on, or prior to, the Closing Date (regardless of when such liability or obligation is asserted), or as stated in the financial statements of CNCC as stated in its financial statements submitted to AGRA prior to Closing (the “CNCC Financial Statements”). The CNCC Financial Statements shall present fairly, in all material respects, the financial condition of CNCC.

4.9 Tax Returns. Except as disclosed to AGRA prior to the Closing of this Agreement, CNCC, within the times and in the manner prescribed by law, has filed or will file all federal, state and local tax returns required by law and has paid, or made arrangements to pay, all taxes, assessments and penalties due and payable. The provisions for taxes, if any, are accurately reflected in its CNCC Financial Statements and are adequate.

4.10 Litigation and Complaints.

a)       Except as already disclosed to AGRA, CNCC is not engaged in any litigation or arbitration proceedings, and there are no such proceedings or suits pending or, to the knowledge of CNCC, threatened against or by CNCC. To the best of CNCC’s knowledge, there are no matters or circumstances which are likely to give rise to any such litigation or arbitration proceedings by or against CNCC.

b)       CNCC is not subject to any investigation, inquiry or enforcement proceedings or processes by any governmental entity, and to the best of CNCC’s knowledge, there are no matters or circumstances which are likely to give rise to any such investigation, inquiry, proceedings or process.

4.11 Absence of Changes. Except as disclosed to AGRA prior to Closing, since the date of the CNCC Financial Statements, there has not been any change in the financial condition or operations of CNCC which would be regarded as materially adverse.

4.12 Indemnification.

a) CNCC agrees to indemnify, defend and hold AGRA harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees asserted by third parties against AGRA which arise out of, or result

9

from (i) any breach by CNCC in performing any of its covenants or agreements under this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by CNCC under this Agreement, (ii) a failure of any representation or warranty in this Article IV or (iii) any untrue statement made by CNCC in this Agreement.

b) From the Closing Date until the end of time, the prior officers and directors of CNCC their individual and collective heirs, agents, business associates or representatives and affiliates, agree to indemnify, defend and hold any and all such new officers and directors of CNCC appointed as a result of this Agreement harmless from and against any and all liabilities, obligations, losses, claims, damages, lawsuits, costs, charges or other expenses of any kind, including, but not limited to, attorneys' fees, paralegal and other legal costs, (collectively, the "Claims"), which may arise out of any theory of liability (including, but not limited to, contract, strict liability or tort), which is related directly or indirectly to any of the Actions and Representations (as defined in the Hold Harmless And Indemnification Agreement) of any one or more of the prior officers and directors per the terms and conditions of that certain, separate “Hold Harmless And Indemnification Agreement” of even date. Failure of the prior officers and directors of CNCC to fulfill the terms and conditions of separate Hold Harmless And Indemnification Agreement, may be deemed at the sole option of the new officers and directors of CNCC as a breach of this Agreement.

4.13 Restricted Securities. CNCC acknowledges that all of the AGRA Shares issued by AGRA are restricted pursuant to Rule 144 and exempt from the registration requirements of the Securities Act of 1933 of the United States, as amended.

4.14. Criminal or Civil Acts. For the period of five years prior to the execution of this Agreement, no executive officer, director or principal stockholder of CNCC has been convicted of a felony crime, filed for personal bankruptcy, been the subject of a Commission or NASD/FINRA judgment or decree, or is currently the subject to any investigation in connection with a felony crime or Commission or NASD/FINRA proceeding.

4.15 Full Disclosure. None of the representations and warranties made by CNCC herein, certificate or memorandum furnished or to be furnished by CNCC, or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

4.16 Acceptability of Books and Records. To the best of CNCC’s knowledge and belief, CNCC represents to AGRA and the AGRA Shareholder that, up to the Closing Date, its book and records, including, but not limited to, the CNCC Financial Statements and ledger of corporate actions: (i) fairly represent the financial condition and business records of CNCC, and (ii) are in compliance with USGAAP.

10

ARTICLE V

Representations and Warranties of the AGRA Shareholder

5.1 Share Ownership. The AGRA Shareholder holds 77.5% of all the issued and outstanding shares of AGRA. Such AGRA The shares held by the AGRA Shareholder are not subject to any claims, liabilities, liens, charges, encumbrances or equities of any kind. The AGRA Shareholder holds authority to exchange its AGRA Shares pursuant to this Agreement and to deliver the AGRA Shares to CNCC at Closing, and will therein transfer to CNCC valid title thereto, free and clear of all claims, liabilities, liens, pledges or charges of any kind.

5.2 Investment Intent. The AGRA Shareholder understands and acknowledges that the AGRA Shares are being exchanged in reliance upon the exemption provided in 4(2) of the Securities Act of 1933 of the United States, as amended, for non public offerings; and makes the following representations and warranties, with the intent that the same may be relied upon in determining its suitability to acquire the CNCC Shares:

a)       The CNCC Shares are being acquired solely for the account of the AGRA Shareholder, for investment purposes only, and not with a view toward, or for sale in connection with, any distribution thereof, and with no present intention of distributing or reselling any portion of the CNCC Shares.

b)       The AGRA Shareholder agrees not to dispose of its CNCC Shares or any portion thereof unless and until counsel for the CNCC shall have determined that the intended disposition is permissible and does not violate the Securities Act of 1933, as amended, or any applicable state securities laws, or the rules and regulations thereunder.

c)       The AGRA Shareholder acknowledges that CNCC has made all documents pertaining to all aspects of the transactions contemplated herein available to him/her and to his/her qualified representatives, if any, and has offered such person(s) an opportunity to discuss the transactions contemplated herein with an/the officer(s) of CNCC.

d)       The AGRA Shareholder is knowledgeable and experienced in making and evaluating investments of this nature and desires to accept the Share Exchange (as referenced in Section 1.3) on the terms and conditions of this Agreement.

e)       The AGRA Shareholder is able to bear the economic risk of the investment that results from the Share Exchange (as referenced in Section 1.3).

f)       The AGRA Shareholder understands that its investment in the CNCC Shares is not liquid and has adequate means of providing for its current needs and contingencies and has no need for liquidity in this investment.

5.3 Indemnification. The AGRA Shareholder recognize that the offer of the CNCC Shares in the Share Exchange (as referenced in Section 1.3) is based upon its representations and warranties set forth and contained herein, and hereby agree to indemnify and hold harmless CNCC, its current officers, directors, employees, representatives and agents, against all liability,

11

costs or expenses (including reasonable attorney’s fees) arising as a result of any misrepresentation made herein by any such Shareholders.

5.4 Restricted Securities. The AGRA Shareholder understands and agrees that the certificate evidencing the CNCC Shares will have a restrictive legend placed thereon stating that the CNCC Shares have not been registered under the Securities Act of 1933 of the United States, as amended, or any state securities laws, and setting forth, or referring to, the restriction on transferability and sale of the CNCC Shares.

ARTICLE VI

Covenants Prior to the Date of Closing

6.1 Investigative Rights. Prior to Closing, each Corporation shall provide to the other, and such other Corporation’s counsel, accountants, auditors and other authorized representatives, full access during normal business hours and upon reasonable advance written notice to all of each Corporation’s properties, books, contracts, commitments and records, financial and otherwise, for the purpose of examining the same. Each Corporation shall furnish the other with all information concerning each Corporation’s affairs as the other Corporation may reasonably request. If during the investigative period one Corporation learns that a representation of the other was not accurate, no claim may be asserted by the Corporation so learning that a representation of the other was not accurate. If the transaction contemplated hereby is not completed, all documents received by one Corporation belonging to the other and/or their attorneys or other representatives, shall be returned to the respective Corporation and all information so received shall be treated as confidential.

6.2 Conduct of Business. Prior to Closing. Each Corporation shall conduct its business in the normal course and shall not sell, pledge or assign any assets without the prior written approval of the other Corporation, except in the normal course of business. Neither Corporation shall amend its Articles of Incorporation or Bylaws (except as may be described in this Agreement), declare dividends, redeem or sell stock or other securities. Neither Corporation shall enter into negotiations with any third party or complete any transaction with a third party involving the sale of any of its assets or the exchange of any of its common stock unless agreed to by the other Corporation or as defined in this Agreement.

6.3 Confidential Information. Each party will treat all non-public, confidential and trade secret information received from any other party as confidential, and such party shall not disclose or use such information in a manner contrary to the purposes of this Agreement. Moreover, all such information shall be returned to the party providing it in the event this Agreement is terminated.

6.4 Notice of Non-Compliance. Each party shall give prompt notice to all other parties hereto of any representation or warranty made by it in this Agreement becoming untrue or inaccurate in any respect or the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

12

ARTICLE VII

Conditions Precedent to AGRA’s Performance

7.1 AGRA Obligations. AGRA’s obligations hereunder shall be subject to the satisfaction at or before Closing of all the conditions set forth in this Article VII. AGRA may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by it of any other condition of or any of its other rights or remedies, at law or in equity, if CNCC shall be in default of any of its representations, warranties or covenants under this Agreement.

7.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by CNCC in this Agreement or in any written statement that shall be delivered to AGRA by CNCC under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

7.3 Performance. CNCC shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing.

7.4 Absence of Litigation. No action, suit or proceeding, including injunctive actions, before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against CNCC on or before Closing.

7.5 Corporate Action. CNCC shall have obtained in the form of a written resolution, the approval of (i) a majority of votes as held by its shareholders for the transaction contemplated by this Agreement, and (ii) its Board of Directors.

ARTICLE VIII

Conditions Precedent to CNCC’s Performance

8.1 Conditions. CNCC’s obligations hereunder shall be subject to the satisfaction at or before the Closing of all the conditions set forth in this Article VIII. CNCC may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by it of any other condition of or any of its rights or remedies, at law or in equity, if AGRA shall be in default of any of its representations, warranties or covenants under this Agreement.

8.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by AGRA in this Agreement or in any written statement that shall be delivered to CNCC by AGRA under this Agreement shall be true and accurate on and as of the date of Closing as though made at that time.

13

8.3 Performance. AGRA shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing.

8.4 Absence of Litigation. No action, suit or proceeding, including injunctive actions, before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against AGRA on or before Closing.

8.5 Corporate Action. AGRA shall have obtained in the form of a written resolution, the approval of (i) its shareholders for the transaction contemplated by this Agreement, and (ii) its Board of Directors.

ARTICLE IX

Closing

9.1 Closing. The closing or consummation of this Agreement shall be held on a business day at the offices of CNCC or at any mutually agreeable place which shall be not more than thirty (30) days following the filing with, and acceptance by, the Securities and Exchange Commission of a definitive Information Statement on the transaction contemplated herein, and a completion of a mailing to the shareholders of record of CNCC (per the certified records of CNCC’s transfer agent) of said Information Statement (the “Closing Date”). At the Closing:

a)       CNCC shall deliver the CNCC Shares to the AGRA Shareholder within ten (10) business days of Closing Date, and a copy of a resolution of its Board of Directors authorizing said delivery per the terms and conditions of this Agreement.

b)       In return for the CNCC Shares, the AGRA Shareholder shall deliver to CNCC certificates or other representation acceptable to CNCC representing transfer of the AGRA Shares.

c)       AGRA shall deliver to CNCC (a) signed minutes of its meeting of its board of directors approving this Agreement, and (b) either a signed majority resolution of its shareholders approving this Agreement, or an Officer’s Certificate verifying majority shareholder approval.

ARTICLE X

Covenants Subsequent to the Date of Closing

10.1 Ongoing Current Information Requirement. CNCC and AGRA agree that following Closing, CNCC and AGRA shall each remain a fully reporting SEC company, each filing financial and disclosure reports with the SEC and other regulatory entities in accordance with all federal, state and municipal law and regulation. CNCC’s and AGRA’s Boards of Directors shall remain committed to the on-time filing of such reports for each Corporation as

14

required by the SEC in order to maintain a contiguous, current filing status with the SEC for both. CNCC similarly provides ongoing current disclosure information to OTC Markets, its current trading platform for its publicly-held common stock (the “Current Information Rating”). CNCC shall remain obligated to obtain and maintain a Current Information Rating on OTC Markets. In addition, CNCC’s and AGRA’s Boards of Directors shall remain committed to the on-time filing of such reports for each Corporation as required by other regulatory authorities. In the future, should CNCC, AGRA, or any of either Corporation’s current or future subsidiaries become listed on any trading platform including OTC Markets, or any other stock or a commodities’ exchange for trading in the United States, Canada or elsewhere, CNCC’s and AGRA’s Board of Directors (as applicable) shall remain committed to the on-time filing of any and all reports and disclosure as required by each such trading platform in accordance with all its applicable laws and regulations. For a period of thirty-six (36) months from the Closing Date, any failure to maintain any such ongoing current filing status at any time shall be deemed a breach of this Agreement.

10.2 Debenture Payment Requirement. CNCC agrees to make ongoing, timely installment payments on behalf of AGRA and its AGRA subsidiary under the terms and conditions of that certain debenture, dated December 11, 2008, in principal amount of $856,000 (U.S.), with an outstanding balance at Closing of $517,311 (U.S.), (the “Debenture”), by and between the predecessor to AGRA and/or its subsidiary and the AGRA Shareholder, as assigned to the AGRA Shareholder by the E B Financial Trust. Failure to make any installment payment due under the Debenture within thirty (30) days of its due date, may be regarded by the AGRA Shareholder as a breach of this Agreement.

10.3 Payment of Taxes. CNCC agrees to make ongoing, timely payments on behalf of AGRA and its subsidiary toward any and all taxes, assessments and penalties, duties, permits, licenses, filing applications or other governmental or regulatory instruments (collectively, the “Governmental Assessments”) which may be due and payable by AGRA or its subsidiary or future subsidiaries, to an governmental taxing authority in any country, region, or municipality, in which any such Governmental Assessments may be deemed owed.

10.4 Debt Conversions and Reservation of Shares. Immediately post-Closing, any debtholder of CNCC or AGRA, his successors or assigns, shall at their sole option have the right to convert at any time, in whole or in part, any portion of any convertible promissory note issued by either Corporation (each respectively a “Note”) for as long as the Note is outstanding, into free-trading shares of common stock or shares of restricted stock, as allowed in accordance with federal law and regulation (collectively, the “Conversions” or individually, a “Conversion”). Respective to each Note, the post-Closing Board of Directors of either Corporation (as applicable) shall issue a written majority resolution authorizing any such Conversion at any time in accordance with all federal and state law and regulation, as well as a Share Reservation Letter (as hereinafter described) per Note to its transfer agent pertaining to any and all Conversions. Each such resolution and Share Reservation Letter respective to each Note shall be issued to the respective said debtholder within ten (10) business days of the Closing Date. Each Share Reservation Letter shall direct the transfer agent to reserve from the authorized shares of common stock, a quantity of shares equivalent to the quantity of shares into which the aggregate outstanding balance of each respective Note (assuming their maximum amount of principal,

15

interest and fees that may be due and payable on the Note’s maturity date) may be converted, when divided by a fixed price per share Conversion Price stated in the respective Note (the “Note Share Reservation”). Failure by either Corporation to (i) issue the aforementioned resolutions, (ii) issue each respective Share Reservation Letter, (iii) maintain an adequate quantity of authorized shares to enable any Share Reservation or Conversion, or (iv) maintain a Note Share Reservation per Note in an adequate quantity to convert the aggregate outstanding balance of any respective Note, subject to adjustments for share issuances receive by a respective debtholder for any and all Conversions per Note, shall be considered a breach of the respective Note and this Agreement.

10.6 Reservation of Shares, Preferred Stock. CNCC and AGRA agree that after Closing each respective Board of Director shall be required at all times to have reserved an adequate quantity of its common stock of the respective Corporation to allow at any time the conversion, in whole or in part, of any and all convertible preferred stock of said Corporation (the “Preferred Stock Share Reservation”). Failure by either Corporation to (i) maintain an adequate quantity of authorized shares to enable any Preferred Stock Share Reservation or the conversion of such preferred stock, subject to adjustments for share issuances from such conversions, shall be considered a breach of this Agreement.

ARTICLE XI

Publicity/Confidentiality

11.1 Publicity and Reports. The parties shall coordinate and cooperate with all publicity relating to the transactions contemplated by this Agreement, and no party hereto shall issue any press release, publicity statement or other public notice relating to this Agreement or the transactions contemplated by this Agreement without first obtaining the prior written consent of any relevant party, except that no party shall be precluded from making such filings or giving such notices as may be required by law or the rules of any stock market or exchange. The parties shall cooperate and shall use their reasonable efforts to agree on the form of any press releases to be issued following the execution and delivery of this Agreement announcing the signing and the consummation of the transactions contemplated by this Agreement.

11.2 Confidentiality. All non-public information disclosed by any party or its representatives, whether before or after the date hereof, in connection with the transactions contemplated by, or the discussions and negotiations preceding, this Agreement to any other party or their respective representatives shall be kept confidential by such other party and their respective representatives and shall not be used by any such persons other than as contemplated by this Agreement, except to the extent that such information (i) was known by the recipient when received, (ii) is or hereafter becomes lawfully obtainable from other sources, (iii) is necessary or appropriate to disclose to a governmental entity having jurisdiction over the parties, (iv) as may otherwise be required by law, or (v) to the extent such duty as to confidentiality is waived in writing by the other party.

16

ARTICLE XII

General Provisions

12.1 Captions and Headings. The article and section headings throughout this Agreement are for convenience and reference only and shall not define, limit or add to the meaning of any provision herein.

12.2 No Oral Change. This Agreement and any provision hereof may not be waived, changed, modified or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification or discharge is sought.

12.3 Non-Waiver. The failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions. No waiver by any party of one breach by another party shall be construed as a waiver with respect to any other subsequent breach.

12.4 No Modification. This Agreement may not be amended or modified except by a written agreement signed by all parties hereto.

12.5 Entire Agreement. This Agreement constitutes the final understanding and agreement among the parties with respect to the subject matter hereof and supersedes all prior negotiations, understandings and agreements between and among the parties, whether written or oral.

12.6 Choice of Law and Venue. The parties hereto agree that any dispute or controversy arising out of or relating to any interpretation, construction, performance or breach of this Agreement, shall be exclusively governed by Florida law without respect to its conflict of law provisions. The parties hereto further agree to submit to personal jurisdiction in the state or federal courts in Miami-Dade County, Florida, the United States, as such courts shall serve as the exclusive venue for all dispute resolution, wherein said courts shall apply the governing Florida law.

12.7 Attorney’s Fees. In the event of any court proceeding to enforce the terms hereof or of any dispute hereunder, the prevailing party in such proceeding and/or dispute shall be entitled to recover its expenses associated therewith including, without limitation, reasonable attorneys’ and paralegals’ fees and costs through and including all trial and appellate levels and post-judgment proceedings.

12.8 Dispute Resolution; Agreement to Arbitrate. It is the intention of the parties hereto that before filing a lawsuit, all controversies, disputes and claims of any type between the parties connected to this Agreement will be resolved by binding Arbitration per the provisions of the Florida Arbitration Code, Chapter 682, Florida Statutes, except as otherwise provided herein.

12.9 Severability. The provisions of this Agreement are severable and the unenforceability of any provision shall not affect the enforceability of any other provision hereof.

17

In addition, in the event that any provision of this Agreement (or any portion thereof) is determined by a court to be unenforceable as drafted by virtue of the scope, duration, extent or character of any obligation contained herein, the parties acknowledge that it is their intention that such provision (or portion thereof) shall be construed in a manner designed to effectuate the purposes of such provision to the maximum extent enforceable under applicable law.

12.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. The parties agree that this Agreement, agreements ancillary to this Agreement, and related documents to be entered into in connection with this Agreement will be considered signed when the signature of a party is delivered by facsimile transmission, or an electronic copy of this Agreement is delivered bearing electronic signatures of the parties thereto. Such facsimile or electronic signature shall be treated in all respects as having the same effect as an original signature.

12.11 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed to each one’s respective address as listed herein.

12.12 No Assignment; Binding Effect. Neither this Agreement nor any rights or obligations under it are assignable. Subject to the foregoing sentence, this Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

12.13 Finders/Brokers. No agent, broker, finder or investment or commercial banker, or other person or firms engaged by or acting on behalf of CNCC or AGRA or any of their affiliates in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement, is or will be entitled to any broker's or finder's or similar fees or other commissions as a result of this Agreement or such transactions.

12.14 Expenses. Each party will bear their own expenses, including, but not limited to, legal, accounting, paralegal, administrative and State filing fees incurred in connection with this Agreement.

12.15 Survival of Terms and Conditions. All provisions, terms and conditions of this Agreement which by their text specify that they survive, or which need to do so to give full force and effect to their intent and effect, will survive the Closing or any termination of this Agreement, or until such provision, term or condition is fulfilled by the parties so obligated to do so to the satisfaction of the other parties hereto (the “Survival”). Such provisions, terms and conditions includes, but are not limited to, the representations, warranties, covenants and agreements of the parties in this Agreement or in any instrument, certificate, opinion or other writing connected directly or indirectly to this Agreement, and any or all of the content of “ARTICLE X”, “Covenants Subsequent to the Date of Closing”, contained herein.

18

12.16 Termination, Amendment and Waiver.

a) Termination. This Agreement may be terminated at any time, whether before or after approval of matters presented in connection with it, or after Closing:

(1) By mutual written consent of CNCC, AGRA and the named AGRA Shareholder;

(2) In writing to the other parties hereto by CNCC, AGRA or the named AGRA Shareholder, if:

(i) Any court of competent jurisdiction or any governmental, administrative or regulatory authority, agency or body shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement; or

(ii) The transaction shall not have been consummated on or before the Closing Date unless such failure is the result of a material breach of this Agreement by a party hereto seeking to terminate this Agreement.

(iii) Any material breach has occurred of any article, section or provision of this Agreement, including, but not limited to, ARTICLE X, “Covenants Subsequent to the Date of Closing”.

(3) By CNCC, if AGRA (a) breaches any of its representations or warranties hereof, (b) fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement, or (c) experiences any event in CNCC’s sole judgment that constitutes a Material Adverse Effect as defined in Section 3.2; and

(4) By AGRA, if CNCC (a) breaches any of its representations or warranties hereof, (b) fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement, or (c) experiences any event in AGRA’s sole judgment that constitutes a Material Adverse Effect as defined in Section 4.2.

b) Effect of Termination. In the event of termination of this Agreement prior to Closing, this Agreement shall forthwith immediately become void and have no effect, without any liability or obligation on the part of any party hereto, except that such termination shall not relieve any party hereto from liability for any intentional breach of any of the terms and conditions of this Agreement.

c) Extension; Waiver. As pertains to this Agreement, at any time the parties may, to the extent legally allowable: (a) extend the time for the performance of any of the obligation of the other acts of the other parties, (b) waive any inaccuracies in the

19

representations and warranties contained herein or in any document delivered pursuant hereto or waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of each party hereto. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

d) Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement, an amendment of this Agreement or an extension or waiver shall, in order to be effective, require in the case of (i) CNCC, an action by its respective Board of Directors, and (ii) AGRA, an action by its respective Board of Directors or (iii) a written action signed by a majority of the AGRA Shareholder.

12.17 Authorization; No Conflicts. A responsible officer of each party has read and understands the contents of this Agreement and is empowered and duly authorized on behalf of that party to execute it. The execution, delivery, and performance of this Agreement has been duly and validly authorized by the boards of directors of CNCC and AGRA and by all other necessary corporate action. This Agreement constitutes the legal, valid and binding obligation, enforceable in accordance with its terms and conditions. The execution, delivery and performance of this Agreement will not directly or indirectly (a) contravene, conflict with, violate, or constitute a breach or default (whether upon lapse of time and/or the occurrence of any act or event or otherwise) under, the charter documents or by-laws of either CNCC or AGRA, (b) result in the imposition of any encumbrance, or (c) contravene, conflict with or result in a violation of law or order.

12.18 Further Assurances. The parties hereto shall cooperate with one another at reasonable times and on reasonable conditions and shall promptly execute and deliver such instruments and documents as may be reasonably necessary in order to fully carry out the intent and purposes of this Agreement, the relationship contemplated hereunder, and any and all provisions contained herein, including, but not limited to, Article X, “Covenants Subsequent to the Date of Closing”.

12.19 Parties in Interest. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

12.20 No Interpretation Against Drafter. There shall be no rule of interpretation against the drafter in drafting this Agreement. All parties acknowledge they have had ample time to review this Agreement, make or negotiate any changes they deem necessary, and have had the opportunity to review this Agreement with their respective attorneys. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to affect the intent of the parties.

20

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date, and agree that this Agreement shall only be effective upon signature by all parties listed below:

"CNCC"

Canna Corporation ("CNCC")
a Colorado corporation

By: ______________________
Dror Svorai, President and CEO,
Sole Director

"AGRA"

Agra Nutriceuticals Corporation
a Colorado corporation

By: ______________________
Sacha Alessandro Ceruti, President and CEO, Director

"AGRA Shareholder"

SBS Eco Trust
12951 SW 13th Street, D303
Pembroke Pines, Florida 33027
EIN 46-6883771

By: ______________________
Ricardo Bittelman-Behar, JD, on behalf of Esther Bittelman, Trustee

WITNESSTH:
State of Florida)
) ss.
County of Miami Dade

On January 16, 2020 before me, the undersigned notary public, personally appeared **Dror Svorai** who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the entity upon behalf of which he acted, executed the instrument. Witness my hand and official seal

____
Signature of Notary

JONATHAN LEINWAND
MY COMMISSION # FF977945
EXPIRES April 13, 2020
(407) 398-0153 FloridaNotaryService.com

WITNESSTH:
State of Florida)
) ss.
County of Miami Dade

On January 16, 2020 before me, the undersigned notary public, personally appeared **Sacha Alessandro Ceruti** who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the entity upon behalf of which he acted, executed the instrument. Witness my hand and official seal

____
Signature of Notary

JONATHAN LEINWAND
MY COMMISSION # FF977945
EXPIRES April 13, 2020
(407) 398-0153 FloridaNotaryService.com

21

WITNESSTH:
State of Florida)
County of Miami Dade) ss.

On January 16, 2020 before me, the undersigned notary public, personally appeared **Ricardo Bittelman-Behar** who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the entity upon behalf of which he acted, executed the instrument. Witness my hand and official seal

Signature of Notary

JONATHAN LEINWAND
MY COMMISSION # FF977945
EXPIRES April 13, 2020
(407) 398-0153 FloridaNotaryService.com

22